Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-33390) pertaining to the THIRD FEDERAL 401(K) SAVINGS PLAN of our report dated June 20, 2011, with respect to the financial statements of the THIRD FEDERAL 401(K) SAVINGS PLAN included in this Annual Report (Form 11-K) as of December 31, 2010 and 2009 and for the year ended December 31, 2010.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio

June 20, 2011